Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Constellium N.V. of our report dated April 24, 2012 relating to the financial statements of Engineered Aluminium Products, a component of Rio Tinto plc for the years ended December 31, 2010 and 2009, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l.

Montreal, Quebec, Canada

December 10, 2013